As filed with the Securities and Exchange Commission on January 16, 2003
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3177038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Sidney Street, Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

MILLENNIUM PHARMACEUTICALS, INC. 2000 STOCK INCENTIVE PLAN
(Full title of the plan)

John B. Douglas III
Senior Vice President and General Counsel
Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts 02139
(Name and address of agent for service)
(617) 679-7000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	14,554,711	$9.01	$131,137,946.11	$12,065

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended and based upon the average of the high and low prices of the registrant's common stock on the Nasdaq National Market on January 13, 2003.

Statement of Incorporation by Reference

        This registration statement on Form S-8 is filed to register the offer and sale of an additional 14,554,711 shares of the registrant's common stock, $0.001 par value per share, to be issued under the Millennium Pharmaceuticals, Inc. 2000 Stock Incentive Plan. This registration statement incorporates by reference the following registration statements filed by the registrant relating to the 2000 Plan:

•	Form S-8, File No. 333-35896, filed April 28, 2000;
•	Form S-8, File No. 333-71396, filed October 11, 2001; and
•	Form S-8, File No. 333-81234, filed January 23, 2002.

Item  3.    Incorporation of Documents by Reference.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)	The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)	The description of the securities contained in the registrant's registration statements on Form 8-A filed under the Exchange Act dated April 26, 1996, as updated by a Current Report on Form 8-K dated April 25, 2000, a Form 8-A dated April 5, 2001, and a Current Report on Form 8-K dated January 18, 2002 and including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item  5.    Interests of Named Experts and Counsel

        Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Partners of Hale and Dorr LLP hold an aggregate of 1,200 shares of Millennium common stock.

Item  8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 16th day of January 2003.

MILLENNIUM PHARMACEUTICALS, INC.
By	/s/ JOHN B. DOUGLAS III

John B. Douglas III
Senior Vice President and General Counsel

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kenneth M. Bate and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARK J. LEVIN Mark J. Levin	Chairperson of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	January 16, 2003

/s/ KENNETH M. BATE Kenneth M. Bate	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2003

/s/ VAUGHN M. KAILIAN Vaughn M. Kailian	Vice Chairperson and Director	January 16, 2003

/s/ CHARLES J. HOMCY Charles J. Homcy	Senior R&D Advisor and Director	January 16, 2003

/s/ EUGENE CORDES Eugene Cordes	Director	January 16, 2003

/s/ SHAUN R. COUGHLIN Shaun R. Coughlin	Director	January 16, 2003

/s/ GINGER L. GRAHAM Ginger L. Graham	Director	January 16, 2003

/s/ A. GRANT HEIDRICH, III A. Grant Heidrich, III	Director	January 16, 2003

/s/ RAJU S. KUCHERLAPATI Raju S. Kucherlapati	Director	January 16, 2003

/s/ ERIC S. LANDER Eric S. Lander	Director	January 16, 2003

/s/ EDWARD D. MILLER, JR. Edward D. Miller, Jr.	Director	January 16, 2003

/s/ NORMAN C. SELBY Norman C. Selby	Director	January 16, 2003

/s/ KENNETH E. WEG Kenneth E. Weg	Director	January 16, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the registrant, as amended.
4.2 (2)	Amended and Restated By-Laws of the registrant, as amended.
4.3 (3)	Rights Agreement dated April 5, 2001 between the registrant and State Street Bank and Trust Company, N.A.
5.1	Opinion of Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
24.1	Power of Attorney (included on the signature page to this registration statement).

(1)	Incorporated herein by reference to the registrant's (SEC file no. 0-28494) Form 10-Q for the quarter ended March 31, 1996 filed on June 20, 1996, the registrant's Current Report on Form 8-K filed on April 13, 2000 and the registrant's Form 10-Q for the quarter ended March 31, 2001 filed on April 19, 2001.

(2)	Incorporated herein by reference to the registrant's (SEC file no. 0-28494) Form 10-Q for the quarter ended March 31, 1996 filed on June 20, 1996, the registrant's Form 10-Q for the quarter ended March 31, 2000 filed on May 2, 2000 and the registrant's Form 10-Q for the quarter ended September 30, 2000 filed on November 9, 2000.

(3)	Incorporated by reference to the registrant's (SEC file no. 0-28494) Current Report on Form 8-K filed on April 5, 2001.